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                                                                    EXHIBIT 10.0


                               BADGER METER, INC.
                             1995 STOCK OPTION PLAN

1.       Purpose

         The purpose of the Badger Meter, Inc. 1995 Stock Option Plan (the "Plan") is to promote the best interests of Badger Meter, Inc. (the "Corporation") and its shareholders by encouraging key employees of the Corporation and its subsidiaries to secure or increase on reasonable terms their stock ownership in the Corporation. The Board of Directors of the Corporation believes the Plan will promote continuity of management, increased incentive and personal interest in the welfare of the Corporation by those who are primarily responsible for shaping and carrying out the long-range plans of the Corporation and its subsidiaries and securing their continued growth and financial success. It is intended that certain of the options issued under the Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options") and the remainder of the options issued under the Plan will constitute non-qualified stock options ("Non-qualified Stock Options").

2.       Effective Date

         The Plan shall become effective on the date of adoption by the Board of Directors of the Corporation (the "Board"), subject to the approval and ratification of the Plan by the shareholders of the Corporation within twelve
(12) months of the date of adoption by the Board, and all options granted prior to such shareholder approval shall be subject to such approval.

3.       Administration

         (a) The Plan shall be administered by the Compensation Committee of the Board (the "Committee") as such Committee may be constituted from time to time. The Committee shall consist of not less than two members of the Board selected by the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act"), or any successor rule or regulation thereto. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

         (b) Subject to the express provisions of the Plan, the Committee shall have complete authority to select the key employees to whom options shall be granted, to determine the number of shares subject to each option, the time at which the option is to be granted, the type of option, the option period, the option price and the manner in which options become exercisable, and shall establish such other terms and conditions of the options as the Committee may deem necessary or desirable. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contribution to the success of their respective organizations and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on the matters referred to in this paragraph 3 shall be conclusive.

4.       Eligibility

         Any key employee ("Employee") of the Corporation or its present and future subsidiaries, as defined in Section 424(f) of the Code ("Subsidiaries"), whose judgment, initiative and efforts contribute materially to the successful performance of the Corporation or its Subsidiaries as determined by the Committee, shall be eligible to receive options under the Plan.


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5.       Shares Subject to the Plan

         The shares which may be issued pursuant to options under the Plan shall be shares of the Corporation's Common Stock, $1.00 par value ("Stock"), and may be either authorized and unissued or treasury shares. The total number of shares for which options may be granted and which may be purchased pursuant to options under the Plan shall not exceed an aggregate of 100,000 shares, subject to adjustment as provided in the following sentence and in paragraph 12 hereof. If an option granted under the Plan expires, is canceled or terminates unexercised as to any shares of Stock subject thereto, such shares shall again be available for the granting of additional options under the Plan.

6.       Option Price

         The option price per share of Stock shall be fixed by the Committee, but shall be not less than 50% (100% in the case of Incentive Stock Options) of the fair market value of the Stock on the date the option is granted. Unless otherwise determined by the Committee, the "fair market value" of Stock on the date of grant shall be the closing price for a share of Stock on such date, or, if such date is not a trading date, the next preceding trading date as quoted on the American Stock Exchange Transaction Reporting System.

7.       Grant of Options

         Subject to the terms and conditions of the Plan, the Committee may, from time to time, grant to Employees options to purchase such number of shares of Stock and on such terms and conditions as the Committee may determine. More than one option may be granted to the same Employee. The day on which the Committee approves the granting of an option shall be considered as the date on which such option is granted.

8.       Option Period

         The Committee shall determine the expiration date of each option, but in the case of Incentive Stock Options such expiration date shall be not later than ten (10) years after the date such option is granted.

9.       Maximum Per Participant

         The aggregate fair market value (determined at the time the option is granted pursuant to paragraph 7) of the Stock with respect to which any Incentive Stock Options are exercisable for the first time by an Employee during any calendar year under the Plan or any other such plan of the Corporation or any Subsidiary shall not exceed $100,000.

10.      Exercise of Options

         An option may be exercised, subject to its terms and conditions and the terms and conditions of the Plan, in full at any time or in part from time to time by delivery to the Corporation at its principal office of a written notice of exercise specifying the number of shares with respect to which the option is being exercised. Any notice of exercise shall be accompanied by full payment of the option price of the shares being purchased (a) in cash or its equivalent; (b) with the consent of the Committee, by delivering to the Corporation shares of Stock (valued at their fair market value as of the date of exercise, as determined by the Committee consistent with the method of valuation set forth in paragraphs 6 and 7); or (c) with the consent of the Committee, by any combination of (a) and (b).





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11.      Transferability

         To the extent required in order to comply with Rule 16b-3 or unless otherwise determined by the Committee, no option shall be assignable or transferable by an Employee other than by will or the laws of descent and distribution, and may be exercised during the life of the Employee only by the Employee or his guardian or legal representative.

12.      Capital Adjustments Affecting Common Stock

         In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, recapitalization, merger, consolidation, combination or exchange of shares or the like, the number of shares of Stock subject to the Plan and the aggregate number, exercise price and class of shares under option in outstanding option agreements shall be adjusted in a manner consistent with such capital adjustment; provided, however, that no such adjustment shall require the Corporation to sell any fractional shares. The determination of the Committee as to any adjustment shall be final.

13.      Corporate Mergers and Other Consolidations

         The Committee may also grant options having terms and provisions which vary from those specified in the Plan provided that any options granted pursuant to this paragraph are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Corporation pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition or other reorganization to which the Corporation is a party.

14.      Option Agreements

         All options granted under the Plan shall be evidenced by written agreement (which need not be identical) in such form as the Committee shall determine. Each option agreement shall specify whether the option granted thereunder is intended to constitute an Incentive Stock Option or a Non-qualified Stock Option.

15.      Transfer Restrictions

         Shares of Stock purchased under the Plan and held by any person who is an executive officer or director of the Corporation, or who directly or indirectly controls the Corporation, may not be sold or otherwise disposed of except pursuant to an effective Registration Statement under the Securities Act of 1933 or except in a transaction which, in the opinion of counsel for the Corporation, is exempt from registration under such Act. The Committee may waive the foregoing restrictions in whole or in part in any particular case or cases, or may terminate such restrictions, whenever the Committee determines that such restrictions afford no substantial benefit to the Corporation.

16.      Amendment of Plan

         Shareholder approval of any amendment of the Plan shall be obtained if otherwise required by: (i) the rules and/or regulations promulgated under
Section 16 of the Exchange Act (in order for the Plan to remain qualified under Rule 16b-3); (ii) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan); or (iii) the listing requirements of the American Stock Exchange or any principal securities exchange or market on which the Stock is then traded (in order to maintain the quotation or listing of the Stock thereon).





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17.      Termination of Plan

         The Board shall have the right to suspend or terminate the Plan at any time; provided, however, that no Incentive Stock Options may be granted after the tenth (10th) anniversary of the effective date of the Plan as described in paragraph 2 hereof. Termination of the Plan shall not affect the rights of Employees under options previously granted to them, and all unexpired options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

18.      Tax Withholding

         (a) The Corporation may deduct and withhold from any cash otherwise payable to an Employee such amount as may be required for the purpose of satisfying the Corporation's obligation to withhold federal, state or local taxes as the result of the exercise of an option. In the event the amount so withheld is insufficient for such purpose, the Corporation may require that the Employee pay to the Corporation upon its demand or otherwise make arrangements satisfactory to the Corporation for payment of such amount as may be requested by the Corporation in order to satisfy its obligation to withhold any such taxes.

         (b) With the consent of the Committee, an Employee may be permitted to satisfy the Corporation's withholding tax requirements by electing to have the Corporation withhold shares of Stock otherwise issuable to the Employee or to deliver to the Corporation shares of Stock having a fair market value on the date income is recognized pursuant to the exercise of an option equal to the amount required to be withheld. The election shall be made in writing and shall be made according to such rules and procedures as the Committee may determine, including, without limitation, such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

19.      Rights as a Shareholder

         An Employee shall have no rights as a shareholder with respect to any shares subject to any option until the date the options shall have been exercised, the shares shall have been fully paid and a stock certificate shall have been issued.





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